Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-275550

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 12, 2026

Preliminary Prospectus Supplement

(To Prospectus dated November 14, 2023)

$

$   % Senior Notes due 20

$   % Senior Notes due 20

$   % Senior Notes due 20

The % senior notes due 20 , which we refer to as the “20 notes,” will mature on  , 20 , the % senior notes due 20 , which we refer to as the “20 notes,” will mature on , 20 and the % senior notes due 20 , which we refer to as the “20 notes,” will mature on , 20 . We refer to the 20 notes, the 20 notes and the 20 notes collectively as the “notes.” We will pay interest semi-annually on the notes   on   and of each year, beginning on   , 2026.

We may redeem the notes of each series in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption.” The notes will be unsecured obligations of ours and rank equally with our existing and future unsecured senior indebtedness. The notes will be issued only in registered book-entry form and in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. The notes will not be listed on any securities exchange. Currently, there are no public markets for the notes.

Investing in the notes involves risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement and the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to Airbnb(1)
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2026.

We expect to deliver the notes to investors in registered book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking S.A. and Euroclear Bank, SA/NV, as operator of the Euroclear System, on or about    , 2026, which is the second business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding settlement will be required, by virtue of the fact that the notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors. See “Underwriting.”

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	Morgan Stanley

   , 2026

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering, the notes and matters relating to us. The second part is the accompanying prospectus dated November 14, 2023, which is part of our Registration Statement on Form S-3 (File No. 333-275550). The accompanying prospectus provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which do not apply to this offering. If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus incorporate by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information

Except as otherwise indicated, when we refer to “Airbnb,” “we,” “our,” “us,” and the “Company” in this prospectus supplement, we mean Airbnb, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

The Airbnb design logo, “Airbnb,” and our other registered or common law trademarks, service marks, or trade names appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or applicable free writing prospectus are the property of Airbnb, Inc. Solely for convenience, our trademarks, tradenames, and service marks referred to in this prospectus supplement, the accompanying prospectus or applicable free writing prospectus appear without the ®, TM, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames, and service marks. This prospectus supplement, the accompanying prospects or applicable free writing prospectus, and the documents incorporated therein by reference may contain additional trademarks, tradenames, and service marks of other companies that are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus or applicable free writing prospectus, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements. In some cases, investors can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “commitment,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding our long-term growth strategy;

•	our global expansion efforts, including our expectations regarding our global markets strategy and future investments in less mature markets;

•	our expansion efforts beyond travel accommodations and our expectations regarding our multi-year product roadmap;

•	our expectations regarding new products and offerings and investments in our platform;

•	our initiatives related to trust and safety on our platform;

•	our expectations regarding our technology platform and our continued technological investments and expectations regarding improvements to our foundational technology;

•

our expectations regarding our investment in and the impact of our brand marketing, communications, and performance marketing strategy, and our ability to continue to attract guests and hosts to our platform through direct and unpaid channels;

•	our approach to human capital management, including future headcount, our Live and Work Anywhere policy and other human capital initiatives and commitments;

•	our expectations regarding our climate-related initiatives and commitments, including the purchase of carbon credits;

•

our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business, both in the United States and internationally, and our expectations regarding various laws and restrictions that relate to our business;

•	our expectations regarding the sufficiency of our insurance coverage;

•	our expectations regarding the impact of future laws and regulations on our business;

•	our efforts to work with policymakers and governments to update laws and regulations that affect hosts and/or guests and to dispute regulations that unreasonably restrict the right to host;

•	the effects of seasonal trends on our results of operations;

•	our ability to attract and retain hosts and guests;

•	our expectations regarding host activities, host earnings and our investments in our host community;

•	our expectations regarding guest activities and our investments in our guest community;

•	our expectations regarding our revenue growth rate;

•	our expectations regarding our reliance on third-party payment service providers;

•	our expectations regarding the success of integration acquisitions into our business or the success of businesses we may acquire;

•	our ability to successfully compete in our industry;

•	our ability to maintain, protect, and enhance our intellectual property;

•	the effectiveness of our cybersecurity risk management program and strategy;

•	our ability to successfully defend litigation brought against us and our expectations around the resolution of pending legal matters;

•	our expectations around declaring or paying cash dividends, entering into credit agreements or other borrowing arrangements or repaying debt;

•	future activity under our share repurchase program;

•	the effects of our stakeholder approach to decision-making;

•	our expectations regarding the resilience of our model and our ability to adapt to changes in the travel industry or economic environment;

•	anticipated trends, developments, and challenges in our industry and business;

•	the effects of inflation, tariffs, foreign currency fluctuations and other macroeconomic conditions, global events and geopolitical conflicts on the travel industry and our future operational results;

•	our expectations regarding our financial performance, including our revenue, expenses, Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, and Free Cash Flow;

•	our expectations regarding future operating performance, including Nights and Seats Booked, Gross Booking Value (“GBV”), Average Daily Rate, and GBV per Nights and Seats Booked;

•	our expectations regarding fluctuations to our global average nights per booking;

•	the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs, and any future efforts to raise additional capital or incur additional indebtedness;

•	the impact of exchange rate changes on our cash balances and our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates;

•

our expectations regarding our income tax liabilities, the adequacy of our reserves and settlement discussions related to tax audits, fluctuations in our effective tax rate, and uncertain tax positions;

•	our expectations regarding our valuation allowance against our deferred tax assets, including reserves related to our research tax credits;

•	our expectations regarding the impact of tax law changes;

•	our expectations regarding lodging tax obligations and other non-income tax liabilities;

•	our expectations regarding the impact of new accounting standards on our financial statements; and

•	our intended use of proceeds from this offering.

We caution investors that the foregoing list does not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Forward-looking statements should not be relied upon as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein primarily on our current expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Moreover, we operate in a highly competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein relate only to events as of the date on which the statements are made available. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein to reflect events or circumstances after the date of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and investors should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein. It does not contain all of the information that you should consider before making an investment decision. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and notes to those financial statements. Except as otherwise indicated, all references in this prospectus supplement to “Airbnb” “we,” “our” and “us” refer to Airbnb, Inc. and its consolidated subsidiaries.

Our Business

Airbnb was founded in 2007 when two hosts welcomed three guests to their San Francisco home, and has since grown into a global community of over 5 million hosts who have welcomed over 2.5 billion guest arrivals in almost every country and region across the globe. Every day, hosts offer unique stays, experiences, and services that enable guests to connect with communities in a more authentic way. We operate a global marketplace connecting guests with stays, experiences, and services, collectively in over 220 countries and regions. Our offerings have expanded to include services and redesigned experiences, which launched in May 2025.

We operate with five key stakeholders in mind: our employees, shareholders, hosts, guests, and the communities we serve. Our commitment to making long-term decisions that benefit all these stakeholders is fundamental to our sustained success.

Corporate Information

We were incorporated on June 27, 2008 as AirBed & Breakfast, Inc., a Delaware corporation. On November 15, 2010, we changed our name to Airbnb, Inc. Our principal executive offices are located at 888 Brannan Street, San Francisco, California 94103, and our telephone number is (415) 728-0108. Our website address is www.airbnb.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the notes offered hereby, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Airbnb, Inc.

Securities Offered	$ aggregate principal amount of % senior notes due 20 .

$ aggregate principal amount of % senior notes due 20 .

$ aggregate principal amount of % senior notes due 20 .

Maturity Dates	20 notes: , 20 .

20 notes: , 20 .

20 notes: , 20 .

Interest Rates	20 notes: % per year.

20 notes: % per year.

20 notes: % per year.

Interest Payment Dates	Interest will be paid on the notes semi-annually on and of each year, beginning on , 2026.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ billion, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including the repayment of certain outstanding indebtedness. See “Use of Proceeds.” Nothing in this prospectus supplement should be construed as a notice of redemption with respect to our indebtedness.

Certain of the underwriters and/or their affiliates may own our 2026 Notes, and therefore may receive a portion of the net proceeds from this offering. See “Underwriting.”

Optional Redemption	We may redeem the notes of each series, in whole or in part, at any time and from time to time, prior to maturity, at the respective redemption prices described under “Description of Notes—Optional Redemption.”

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Notes—Repurchase Upon a Change of Control Triggering Event.”

Ranking	The notes will be:

•	our unsecured senior obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness from time to time outstanding;

•	structurally subordinated to all our existing and future indebtedness and other liabilities of our subsidiaries; and

•	effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of December 31, 2025, before this offering and any application of the net proceeds of this offering as described under “Use of Proceeds,” we had approximately $2.0 billion aggregate principal amount of indebtedness for borrowed money outstanding, all of which was unsecured indebtedness that would rank equally with the notes. As of December 31, 2025, our subsidiaries had approximately $9.6 billion of total liabilities (including debt, trade and other payables) that would have been structurally senior to the notes. As of December 31, 2025, we had no outstanding borrowings under our revolving credit facility, and had letters of credit outstanding of $20 million, all of which are issued under our revolving credit facility.

The notes will be issued pursuant to an indenture. The indenture will not limit the amount of indebtedness we may incur.

Additional Issuances; Additional Transactions	We may create and issue additional notes with the same terms as the notes of one or more series offered hereby (except for the issue date, the offering price and, if applicable, the first interest payment date) so that such additional notes shall be consolidated and form a single series with the notes of the corresponding series, provided that if such additional notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP numbers.

We may also undertake additional financing transactions in the near term, which may include issuances denominated in currencies other than U.S. dollars.

Listing	The notes are new issues of securities with no established trading market. The notes are not, and are not expected to be, listed on any national securities exchange or included in any quotation system.

Denominations	The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Governing Law	New York.

Trustee	U.S. Bank Trust Company, National Association.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025 as well as the other information contained or incorporated herein by reference, before investing in the notes offered hereby.

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risk factors set forth below, including the risks related to the notes, as well as the risk factors related to our business and operations described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that we do not currently know about, or that we currently believe are immaterial, may also adversely impact our business, results of operations, and financial condition.

Risks Related to the Notes

The notes are our obligations and not the obligations of our subsidiaries and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes are exclusively our obligations and not those of our subsidiaries. A significant portion of our operations are conducted through our subsidiaries. None of our subsidiaries is a guarantor of the notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, the notes are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. As of December 31, 2025, our subsidiaries had approximately $9.6 billion of total liabilities (including trade payables) that would have been structurally senior to the notes. In addition, the indenture that will govern the notes offered hereby will permit our subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, we derive a significant portion of our revenue from our subsidiaries. As a result, our cash flow and our ability to service our debt and other obligations, including the notes, may depend, in part, on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on the notes or to make funds available to us for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us are dependent upon results of operations of our subsidiaries, may be subject to contractual and other restrictions, may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries and may be subject to other business considerations.

The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries currently have or may incur to the extent of the value of the assets securing such debt.

If we incur any secured debt, all or a portion of our assets will be subject to prior claims by our secured creditors. If our subsidiaries incur any secured debt, all or a portion of their assets will be subject to prior claims by their secured creditors. In the event of our insolvency, bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, bankruptcy, liquidation, reorganization or other winding up. This may have the effect of reducing the amount available to be paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes will have limited covenants and provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

The indenture that will govern the notes will contain only limited protections for holders of the notes. In particular, the indenture will not contain financial covenants or restrictions on debt incurrence by us or our subsidiaries. We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes ranking equally and ratably with, and having the same terms as, the notes of one or more series offered hereby (except for the issue date, the offering price and, if applicable, the first interest payment date), so that such additional notes will be consolidated and form a single series with the notes of the corresponding series, including for purposes of waivers, amendments and redemptions, provided that if such additional notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP numbers. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the trading value of your notes, if any, and causing a risk that the credit rating of the notes is lowered or withdrawn.

The indenture also will not limit our or our subsidiaries’ ability to issue or repurchase debt or other securities, pay dividends or engage in, or to otherwise be a party to, a variety of corporate transactions. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the notes. In addition, the covenants in the indenture restricting our ability to create liens on our assets and enter into sale and leaseback transactions will only apply to the extent that the liens are created on any of our or our subsidiaries’ principal properties or the property subject to the sale leaseback transaction is one of our or our subsidiaries’ principal properties. As of the date of this prospectus supplement, neither we nor any of our subsidiaries has any property that constitutes a principal property under the indenture. The foregoing covenants, in addition to other covenants in the indenture restricting our ability to merge or consolidate with another entity are subject to a number of important exceptions, limitations and qualifications that are further described under “Description of Notes—Certain Covenants” in this prospectus supplement and in the indenture.

We have incurred a significant amount of debt and may in the future incur additional indebtedness. Our payment obligations under such indebtedness, including the notes being offered pursuant to this prospectus supplement and the accompanying prospectus, may limit the funds available to us, and the terms of our debt agreements may restrict our flexibility in operating our business.

As of December 31, 2025, we had approximately $2.0 billion aggregate principal amount of indebtedness for borrowed money outstanding. In addition, as of December 31, 2025, we had the ability to access additional borrowings of up to $1.0 billion under our revolving credit facility. Subject to the limitations in the terms of our existing and future indebtedness, we and our subsidiaries may incur additional debt, secure existing or future debt, or refinance our debt.

We may be required to use a substantial portion of our cash flows from operations to pay interest and principal on our indebtedness. Such payments will reduce the funds available to us for working capital, capital expenditures, and other corporate purposes and limit our ability to obtain additional financing for working capital, capital expenditures, expansion plans, and other investments, which may in turn constrain our ability to execute our business strategy, increase our exposure to adverse conditions affecting our business, the industry, or the broader economy, reduce our flexibility to plan for or respond to changes in our business and the industry, and prevent us from taking advantage of business opportunities as they arise. We cannot assure you that our business will generate sufficient cash flow from operations or that future financing will be available to us in amounts sufficient to enable us to make required and timely payments on our indebtedness, or to fund our operations. To date, we have used a substantial amount of cash for operating activities, and we cannot assure you when we will begin to generate cash from operating activities in amounts sufficient to cover our current or future debt service obligations.

In addition, under certain of our existing debt instruments, we and certain of our subsidiaries are subject to limitations regarding our business and operations, including limitations on incurring additional indebtedness and liens, and limitations on certain consolidations, mergers, and sales of assets. Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital to pursue business opportunities, including potential acquisitions or divestitures. Any default under our debt arrangements could require us to repay our debt immediately, and may limit our ability to obtain additional financing, which in turn may have an adverse effect on our cash flows and liquidity.

An increase in market interest rates could result in a decrease in the value of the notes, or could cause our debt service obligations to increase.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in market value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates. In addition, in connection with this offering of the notes, we expect to enter into interest rate swaps that involve the exchange of fixed-for-floating rate interest payments, which will increase our exposure to interest rate risk. If interest rates were to increase, our debt service obligations on variable rate indebtedness, or on indebtedness with respect to which we have entered into fixed-for-floating interest rate swaps, would increase, even though the amount issued or borrowed remained the same.

Active trading markets for the notes may not develop.

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation of the notes on any quotation system. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. Moreover, even if markets for the notes develop, the notes could trade at substantial discounts from their face amounts. If no active trading markets develop, or if market conditions change, you may be unable to resell the notes at any price or at their fair market value.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes will depend on many factors, including, but not limited to, the ratings on our debt securities assigned by rating agencies, the time remaining until maturity of the notes, our results of operations, financial condition and prospects and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In particular, if prevailing interest rates increase, the market price of the notes would be adversely affected.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

Our credit ratings may not reflect all risks of your investments in the notes and may be revised or withdrawn.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and there can be no assurance that such ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and possibly increase our corporate borrowing costs.

Optional redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem these notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

The Change of Control Triggering Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Repurchase Upon a Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event, unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as certain acquisitions, recapitalizations or “going private” transactions) that could negatively impact the value of your notes. For a Change of Control Triggering Event to occur, there must be both a Change of Control and a ratings downgrade to below investment grade by two of three rating agencies. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event, which may result in a default under the notes and other indebtedness.

Unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes upon the occurrence of a Change of Control Triggering Event. However, we may not have sufficient funds to repurchase the notes in cash if and when required to do so. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of any other indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. The failure to make such repurchase would result in a default under the notes and could cause a cross-default or acceleration under certain agreements governing our other indebtedness.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    billion, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes including to repay our outstanding 2026 Notes, of which $2.0 billion aggregate principal amount is outstanding.

Certain of the underwriters and/or their affiliates may own our 2026 Notes, and therefore may receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization on a consolidated basis as of December 31, 2025:

•	on an actual basis; and

•

on an as adjusted basis giving effect to the issuance of the notes offered hereby after deducting the underwriting discount and estimated offering expenses payable by us, but without giving effect to the application of the estimated net proceeds of this offering.

You should read this table in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2025
	Actual	As Adjusted
	(Dollars in millions)
Cash and cash equivalents	$6,560	$
Short-term investments	$4,454	$

Long-term debt(1):
Revolving Credit Facility(2)	—
0% convertible senior notes due 2026(3)	1,999
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—

Total long-term debt	1,999

Total stockholders’ equity	8,199

Total capitalization	$10,198	$

(1)	Represents the aggregate principal amount of our long-term debt and not the carrying amount of the notes.
(2)

As of December 31, 2025, we had no outstanding borrowings under our revolving credit facility, and had letters of credit outstanding of $20 million, all of which are issued under our revolving credit facility.

(3)	We intend to use the net proceeds from this offering for general corporate purposes including to repay our outstanding 2026 Notes.

DESCRIPTION OF NOTES

We will issue $    aggregate principal amount of % Senior Notes due 20 (the “20 notes”), $     aggregate principal amount of % Senior Notes due 20 (the “20 notes”), and $     aggregate principal amount of % Senior Notes due 20 (the “20 notes” and, together with the 20 notes and the 20 notes, the “notes”). The 20 notes, the 20 notes and the 20 notes will be issued as separate series of debt securities under that certain indenture between us and U.S. Bank Trust Company, National Association, as trustee (the “base indenture”). The base indenture will be supplemented by a supplemental indenture to be entered into concurrently with the delivery of the notes (as so supplemented, the “indenture”). The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The specific terms of each other series that we may issue in the future may differ from those of the notes. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture, nor does it limit the number of other series or the aggregate amount of any particular series.

The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the provisions of the TIA will be incorporated in and form a part of the indenture. The following description is a summary, and does not describe every aspect of the notes, the indenture and those terms made a part of the indenture by reference to the TIA. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge upon request. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the indenture and the notes because they define your rights as a holder of the notes. The covenant provisions of the indenture described below under the caption “Description of Notes—Certain Covenants” will apply to the notes.

For purposes of this section, references to “Airbnb,” “the Company,” “we,” “us” and “our” refer only to Airbnb, Inc. and not to any of its current or future subsidiaries.

General

The 20 notes will be limited initially to $    aggregate principal amount, the 20 notes will be limited initially to $    aggregate principal amount, and the 20 notes will be limited initially to $     aggregate principal amount, but we may from time to time, without giving notice to or seeking the consent of the holders of the notes of any series, issue additional notes of any such series having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the original notes of such series, and such additional notes, together with the original notes of the applicable series, will constitute a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions; provided that if such additional notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP numbers.

The notes will be:

•	our unsecured senior obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness from time to time outstanding;

•	structurally subordinated to all our existing and future indebtedness and other liabilities of our subsidiaries; and

•	effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of December 31, 2025, before this offering and any application of the net proceeds of this offering as described under “Use of Proceeds,” we had approximately $2.0 billion aggregate principal amount of indebtedness for borrowed money outstanding, all of which was unsecured indebtedness that would rank equally with the notes. As of December 31, 2025, our subsidiaries had approximately $9.6 billion of total liabilities (including debt, trade and other payables) that would have been structurally senior to the notes. As of December 31, 2025, we had no outstanding borrowings under our revolving credit facility, and had letters of credit outstanding of $20 million, all of which are issued under our revolving credit facility.

The notes will be issued in fully registered form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will be issued in the form of one or more global securities, without coupons, which will be deposited initially with, or on behalf of, The Depository Trust Company (“DTC”) and its participants Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).

Principal and Interest

The 20 notes will mature on    , 20 , the 20 notes will mature on    , 20 , and the 20 notes will mature on    , 20 . No sinking fund will be provided with respect to the notes.

Interest on the 20 notes will accrue at the rate of    % per annum, interest on the 20 notes will accrue at the rate of    % per annum, and interest on the 20 notes will accrue at the rate of    % per annum. We will pay interest on the notes from     , 2026, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears: (1) with respect to the 20 notes, on    and    of each year, commencing on    , 2026; (2) with respect to the 20 notes, on    and    of each year, commencing on    , 2026; and (3) with respect to the 20 notes, on    and    of each year, commencing on    , 2026, in each case, until the principal is paid or made available for payment. Interest will be paid to the persons in whose names the notes are registered at the close of business: (1) with respect to the 20 notes, on    or    (whether or not a business day); (2) with respect to the 20 notes, on    or    (whether or not a business day); and (3) with respect to the 20 notes,on     or     (whether or not a business day), in each case, as the case may be, immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date or date of maturity of principal of the notes of a series falls on a day that is not a business day, then payment of interest or principal may be made on the next succeeding business day with the same force and effect as if made on the nominal interest payment date or the date of maturity, and no interest will accrue for the period after such nominal date.

Optional Redemption

Prior to the Par Call Date (as defined below) for a series of notes, such notes will be redeemable, in whole or in part, at any time and from time to time, at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus (i) basis points in the case of the 20 notes, (ii) basis points in the case of the 20 notes, or (iii) basis points in the case of the 20 notes, in each case, less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date for a series of notes, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means (i) with respect to the 20 notes,    ,    (one month prior to the maturity date of the 20 notes), (ii) with respect to the 20 notes,    ,    (one month prior to the maturity date of the 20 notes) and (iii) with respect to the 20 notes,    ,    (three months prior to the maturity date of the 20 notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no obligation to determine or verify any determination of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. The notice of redemption for such notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. Once a notice of redemption is given in accordance with the indenture, subject to the satisfaction of any conditions set forth therein, the notes called for redemption become due and payable on the redemption date at the redemption price.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair (subject to the applicable procedures of the depositary). No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

No Mandatory Redemption; Open Market Purchases

We are not required to make any mandatory sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase the notes as described under the caption “— Repurchase Upon a Change of Control Triggering Event.”

We may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as the acquisition does not otherwise violate the terms of the indenture.

Repurchase Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes in full, as described above, have defeased the notes or have satisfied and discharged the notes as described below, we will make an offer to each holder (the “Change of Control Offer”) to repurchase any and all of such holder’s notes at a repurchase price in cash equal to 101% of the principal amount of the notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be given to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice.

Notwithstanding the foregoing, installments of interest on the applicable series of notes that are due and payable on interest payment dates falling on or prior to the Change of Control Payment Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the trustee or a paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased, that all conditions precedent contained in the indenture to make a Change of Control Offer have been complied with and that the Change of Control Offer has been made in compliance with the indenture.

In addition to any other right of repurchase set forth herein or otherwise, if holders of not less than 90% in aggregate principal amount of the notes then outstanding validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making such an offer in lieu of us as described below, purchase all of such notes properly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided that such notice is given not more than 60 days following such repurchase pursuant to the Change of Control Offer described above) to redeem all notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the Second Change of Control Payment Date.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer.

Certain Covenants

Limitation on Liens

We will not, and will not permit any Restricted Subsidiaries to enter into, create, incur or assume any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

•	Liens existing as of the Issue Date;

•	Liens granted after the Issue Date created in favor of the holders of such notes;

•

Liens created in substitution of, or as replacements for, any Liens described in the preceding two bullet points; provided that based on a good faith determination of one of our Financial Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced and the principal amount of Indebtedness secured is not increased (other than increases related to any premiums, accrued interest, commissions, discounts, costs, fees and expenses in connection with such substitutions or replacements); and

•	Permitted Liens.

Limitation on Sale and Lease-back Transactions

We will not, and we will not permit any of our Restricted Subsidiaries, to enter into any Sale and Lease-Back Transaction covering any Principal Property, unless:

•

the Company or the applicable Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such Sale and Lease-Back Transaction without equally and ratably securing the notes pursuant to the first paragraph of “—Limitation on Liens” above; or

•

the Company or the applicable Subsidiary applies an amount equal to the Attributable Liens with respect to such Sale and Lease-back Transaction to the purchase of another Principal Property or to the retirement or other repayment or prepayment of long-term Indebtedness within 365 calendar days before or after the effective date of any such Sale and Lease-back Transaction; provided that, in lieu of applying such amount to such retirement, repayment or prepayment, the Company or any Subsidiary may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to the Company or such Subsidiary.

Because the definition of Principal Property covers only buildings, structures or other facilities together with the underlying land and fixtures that we own in the United States, facilities elsewhere in the world are excluded from the operation of the covenants described above. There are currently no Liens on, or any Sale and Lease-back Transactions covering, any property that would potentially qualify as Principal Property that would require any debt securities to be secured equally and ratably with (or prior to) Indebtedness secured by such Lien. We believe that we currently do not have properties that would qualify as Principal Property, and as such, none of our subsidiaries currently qualify as a Restricted Subsidiary.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge with or into, or convey, sell, transfer or lease all or substantially all of our and our Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole, to, any Person, in a single transaction or in a series of related transactions, unless:

•

either (a) we are the Person formed by or surviving any such consolidation or merger (the Person formed by or surviving a consolidation or merger, the “continuing Person”) or (b) the Person (if other than us) formed by such consolidation or into which we are merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of our and our Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole (the “Successor Company”), is an entity organized under the laws of the United States of America, any state thereof or the District of Columbia;

•	if we are not the continuing Person, the Successor Company expressly assumes our obligations with respect to the notes and the indenture pursuant to a supplemental indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	if we are not the continuing Person, we have or the Successor Company has delivered to the trustee the certificates and opinions required under the indenture.

Upon any transaction or series of related transactions to which the foregoing requirements apply and are effected in accordance with such requirements, the Successor Company shall succeed to, and be substituted for us, and may exercise every right and power of ours under the indenture with the same effect as if such Successor Company had been named as the Company therein; and when a Successor Company duly assumes all of our obligations and covenants pursuant to the indenture and the notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Definitions of Certain Terms

The following are the meanings of terms that are important in understanding the covenants above.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then outstanding aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries, without duplication, incurred after the Issue Date and secured by Liens incurred in reliance on the final bullet point in the definition of “Permitted Liens” below and (2) the then existing Attributable Liens of the Company and its Restricted Subsidiaries in respect of sale and lease-back transactions, without duplication, entered into after the Issue Date incurred in reliance on the final bullet point in the definition of “Permitted Liens” below; provided that any such Attributable Liens will be excluded from this clause (2) to the extent that the Indebtedness relating thereto is included in clause (1) of this definition; provided, further, that in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Person has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Company and its Restricted Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate Debt).

“Attributable Liens” means in connection with a Sale and Lease-back Transaction the lesser of (1) the fair market value of the assets subject to such transactions as determined in good faith by an Officer of the Company and (2) the present value (discounted at a rate of interest per annum implicit in the terms of such lease) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company may terminate the lease.

“Board of Directors” means our Board of Directors or any committee thereof duly authorized to act on behalf of our Board of Directors.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1) we become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total voting power of our Voting Stock; and provided, further, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of another Person, and (b)(i) the direct or indirect holders of the Voting Stock of such Person immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” (other than a Person satisfying the requirements of this proviso) is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such Person; or

(2) we sell, convey, transfer or lease (either in one transaction or a series of related transactions) all or substantially all assets of our and our Subsidiaries taken as a whole to, or merge or consolidate with, a Person (other than any of our Subsidiaries), other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the total voting power of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the total voting power of the Voting Stock of the surviving person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the notes and either (i) each transferee becomes a Subsidiary of the transferor of such assets or (ii) holders of securities that represented 100% of the total voting power of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own directly or indirectly at least a majority of the total voting power of the Voting Stock of the transferee.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (x) the Company becomes a direct or indirect wholly-owned subsidiary (the “Sub Entity”) of a holding company and (y) holders of securities that represented 100% of the total voting power of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the total voting power of the Voting Stock of such holding company; provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade of our Debt Ratings within the Ratings Decline Period for such Change of Control by two of the three Ratings Agencies to a level that is lower than an Investment Grade Rating by such Rating Agencies; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if one of the applicable Rating Agencies making the reduction in rating does not publicly announce or confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of us and our Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Debt Rating” means, as of the date of determination, with respect to any Rating Agency, the rating as determined by such Rating Agency of our non-credit enhanced, senior unsecured long-term debt.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Finance Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee is required to be classified and accounted for as a finance lease in accordance with GAAP.

“Financial Officer” means any of the chief financial officer, principal accounting officer, vice president of finance, treasurer or corporate controller or most senior financial officer of us.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of our then most recent consolidated annual or quarterly balance sheet.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided that the term Guarantee shall not include customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness under the indenture). When used as a verb, “Guarantee” shall have a corresponding meaning. The amount of Indebtedness of another Person Guaranteed by the specified Person or one or more of such Persons as of any date shall be equal to the lesser of: (a) the principal amount of such Indebtedness of such other Person; and (b) the maximum principal amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Subsidiaries).

“Indebtedness” of any specified Person means any obligation for borrowed money. For the avoidance of doubt, Indebtedness with respect to any Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise.

Notwithstanding the foregoing, Indebtedness shall not include third party obligations included in the Company’s financial statements as a result of variable interest entity accounting or any Indebtedness among the Company and its Restricted Subsidiaries.

“Investment Grade Rating” means (i) with respect to Moody’s, a ratings equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“Issue Date” means the date of original issuance of the notes under the indenture.

“Lien” means any lien, security interest, mortgage, charge or similar encumbrance; provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Permitted Holders” means Brian Chesky, Nathan Blecharczyk, Joseph Gebbia and their respective “Affiliates” as defined in the Company’s Restated Certificate of Incorporation.

“Permitted Liens” means:

•

Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such assets, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

•

(a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Finance Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by us or any Restricted Subsidiary of any Person then owning such property, excluding any Liens put in place in anticipation or contemplation of such acquisition by us or any Restricted Subsidiary; provided that with respect to clause (a), the Liens shall be given within

12 months after the later of (i) such acquisition and/or the completion of any development, installation, construction, alteration, improvement, operation or repair, whichever is later, and (ii) the placing into commercial operation of such Principal Property after such acquisition or completion of any construction, alteration, improvement or repair and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof, accessions thereto and insurance proceeds thereof;

•	Liens in favor of us or one of our Subsidiaries;

•

Liens on any Principal Property in favor of the United States of America or any state thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing, improving or repairing such Principal Property;

•

Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

•

Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than 30 days or subject to penalties for non-payment or (ii) which are being contested in good faith by appropriate proceedings;

•

Liens to secure the performance of bids, trade or commercial contracts (including insurance contracts), government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, public, statutory or regulatory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or other customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

•	leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;

•

easements, rights of way, covenants, restrictions, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and other similar charges and encumbrances and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of us and our Subsidiaries, taken as a whole;

•

any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this or the preceding bullet points, or any Liens that secure an extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this or the preceding bullet points; provided that such extension, renewal, substitution or replacement Lien will be limited to all or part of the same property that secured the Lien extended, renewed, substituted or replaced and the principal amount of Indebtedness secured is not increased (other than increases related to any premiums, accrued interest, commissions, discounts, costs, fees and expenses in connection with such extension, renewal, substitution or replacement); and

•

Liens on any Principal Property not described in the preceding bullet points which would otherwise be subject to the restrictions set forth under “—Limitations on Liens” above, if after giving effect thereto,

Aggregate Debt does not exceed an amount equal to the greater of (a) $3.3 billion, and (b) 15% of our Consolidated Total Assets measured as of the end of the most recent quarter for which financial statements are available. We or any Restricted Subsidiary also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

For the avoidance of doubt, the inclusion of specific Liens in the definition of “Permitted Liens” shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility together with the underlying land and its fixtures that is real property located within the territorial limits of the United States of America (excluding its territories and possessions and Puerto Rico) owned by us or any Restricted Subsidiary, except for any facility that (i) has a net book value, on the date the determination of whether such property is a principal property is being made for purposes of the covenants set forth under “—Limitations on Liens” and “—Limitations on Sale Lease-back Transactions”, of less than 2% of our Consolidated Total Assets measured as of the end of the most recent quarter for which financial statements are available or (ii) in the good faith opinion of our Board of Directors, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.

“Rating Agency” means (1) Moody’s, S&P and/or Fitch, as applicable; and (2) if any ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency for Moody’s, S&P, or Fitch, as the case may be.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of our intention or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended as to any Ratings Agency if our Debt Rating, as noted by such Rating Agency, is, as of such 60th calendar day, under publicly announced consideration for downgrade by such Rating Agency.

“Restricted Subsidiary” means any domestic Subsidiary that owns any Principal Property.

“Sale and Lease-back Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby we or a Restricted Subsidiary transfers such property to another Person and we or a Restricted Subsidiary leases or rents it from such Person, unless (i) such transaction was entered into prior to the Issue Date; (ii) such transaction was for the lease back to the Company or a Restricted Subsidiary by the Company or any Subsidiary of any Principal Property; (iii) such transaction involves a lease of a Principal Property executed by the time of or within 18 months (or in the case of any transaction supported by the credit of an export credit agency, 24 months) after the latest of (a) the acquisition, the completion of construction or improvement, alteration or repair of such Principal Property, and (b) the placing into commercial operation after the acquisition, completion, improvement, alteration or repair, of such Principal Property; or (iv) such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Subsidiary within a period of not more than three years).

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or a Subsidiary of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of us.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default”

An “Event of Default” with respect to each series of notes occurs if:

•	we fail to pay interest on any of the notes of that series when due and payable and that failure continues for 30 consecutive days;

•	we fail to pay the principal of, or premium, if any, on, any of the notes of that series at its stated maturity or when otherwise due and payable;

•

we fail to perform any covenant in the indenture with respect to the notes of that series (other than those referred to in the preceding bullet points) and that failure continues for 90 consecutive days after we receive written notice as provided in the indenture;

•

there is (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company or any Subsidiary (other than indebtedness of us or of a Subsidiary owing to us or any of our Subsidiaries) in an amount in excess of $250,000,000 and continuance of this failure to pay or (b) a default on any indebtedness of the Company or any Subsidiary (other than indebtedness owing to us or any of our Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $250,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; or

•

certain actions are taken relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any Restricted Subsidiary of ours and, in certain circumstances, remain in effect for 60 consecutive days.

If an event of default with respect to the notes of a series occurs and continues, except for the bankruptcy, insolvency or reorganization actions referred to above with respect to us, then the trustee or the holders of at least 25% in principal amount of the outstanding notes of the applicable series may require us to repay immediately the principal of, and any unpaid premium and interest on, all outstanding notes of such series. The holders of at least a majority in principal amount of the outstanding notes of the applicable series may rescind and annul that acceleration if all events of default with respect to the notes of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. An event of default arising from the bankruptcy, insolvency or reorganization actions referred to above shall cause the principal of, and any unpaid premium and interest on, all notes to become immediately due and payable without any declaration or other act by the trustee, the holders of the notes or any other party.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any holder of notes, unless the holders offer, and, if requested, provide indemnity to the trustee. If the holders provide indemnity to the trustee, then the holders of at least a majority in principal amount of the outstanding notes of an applicable series will have the right, subject to some limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.

No holder of any note of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the notes of that series;

•

the holders of at least 25% in principal amount of the outstanding notes of that series have made a written request, and offered, and if requested, provide indemnity, to the trustee to institute a proceeding as trustee;

•	the trustee has failed to institute the requested proceeding within 60 consecutive days after receipt of such notice; and

•	the trustee has not received from the holders of at least a majority in principal amount of the outstanding notes of that series a direction inconsistent with the request during that 60-day period.

However, the holder of any note will have the absolute and unconditional right to receive payment of the principal of, and premium, if any, and interest on, that note as expressed therein, and to institute suit for the enforcement of any such payment.

We will be required to furnish to the trustee annually within 120 days after the end of our fiscal year a statement as to the absence of some defaults under the indenture. Within 90 days after the occurrence of an event of default the trustee shall give notice of such event of default or of any event which, after notice or lapse of time or both, would become an event of default, known to it, to the holders of the notes, except that, in the case of a default other than a payment default, the trustee may withhold notice if the trustee determines that withholding notice is in the interest of the holders.

Modification and Waiver

For purposes of the notes, the description below under this section titled “—Modification and Waiver” supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification and Waiver.”

We, together with the trustee, may modify or amend the indenture and the terms of the notes of a series with the consent of the holders of at least a majority in principal amount of the outstanding notes of such series; provided that no modification or amendment may, without the consent of each affected holder of the notes of the affected series:

•	change the stated maturity of the principal of, or any installment of interest on, any note;

•	reduce the principal of, or rate of interest on, any note;

•	reduce any amount payable upon the redemption or purchase at the option of the holder of any note;

•	change any place of payment where, or the currency in which, any principal of, or premium, if any, or interest on, any note is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note on or after the stated maturity or redemption date; or

•

reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any notes or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. In addition, the holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive compliance with any other provision of the indenture or the notes, including compliance with our covenants described above under “—Certain Covenants—Limitations on Liens” and “—Certain Covenants—Limitation on Sale and Lease-back Transactions.”

In addition, we, together with the trustee, may modify or amend the indenture and the terms of the notes without seeking the consent of any holders of the notes to:

•

allow our successor to assume our obligations under the indenture and the notes pursuant to the provisions described above under the heading “—Certain Covenants, Consolidation, Merger and Sale of Assets”;

•

add to our covenants for the benefit of the holders of the notes or the trustee, paying agent, security registrar or other agent or similar person or surrender any right or power we have under the indenture;

•	add any additional events of default;

•	add to or change any provisions of the indenture to the extent necessary to permit or facilitate the issuance of notes in uncertificated form;

•

amend or supplement any provision contained in the indenture or in any supplemental indentures to the extent such amendment or supplement does not apply to any outstanding notes issued prior to the date of such amendment or supplement and entitled to the benefits of such provision;

•	secure the notes and provide for the terms of the release of such security;

•	add guarantees with respect to our obligations under the notes and provide for the terms of the release of such guarantees;

•

provide for a successor trustee with respect to the notes or otherwise change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	provide for the issuance of additional notes to the extent permitted under the indenture;

•	provide for a co-obligor with respect to the notes;

•	cure any ambiguity, omission, defect or inconsistency, as determined in good faith by us;

•	conform the indenture to the description of the notes contained in this prospectus supplement and in the accompanying prospectus;

•

comply with the rules and regulations of DTC or any other clearing system and the rules and regulations of any securities exchange or automated quotation system on which the notes may be listed or traded; or

•

make any other amendment or supplement to the indenture as long as that amendment or supplement does not adversely affect the rights of the holders of any notes in any material respect, as determined in good faith by us.

No amendment or supplement to the indenture made solely to conform the indenture to this description of the notes contained in this prospectus supplement and in the accompanying prospectus will be deemed to adversely affect the interests of the holders of the notes.

Provision of Financial Information

We will file with the trustee, within 15 days after we have filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that the delivery of reports, information and documents to the trustee by electronic means or filing of documents via the EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or such successor system), it being understood that the trustee shall have no responsibility whatsoever to determine if such filings have been made.

Book-Entry; Delivery and Form

The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The notes initially will be represented by notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the Global Notes may be held through Euroclear and Clearstream (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

We will issue Certificated Notes to each person that DTC identifies as the beneficial owner of the notes represented by a Global Note upon surrender by DTC of the Global Note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

•	an event of default has occurred and is continuing, and DTC requests the issuance of Certificated Notes; or

•	we determine not to have the notes represented by Global Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank SA/NV, as operator of the Euroclear system, and Clearstream Banking S.A. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our or the trustee’s agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of we, the trustee, the paying agent or any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes of the applicable series is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or any alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS

AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Stated Interest

Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid stated interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from information reporting and backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will generally be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily such individual’s social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion below regarding backup withholding and FATCA (as defined below), payments of interest on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or U.S. federal withholding of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid on a note to such Non-U.S. Holder generally will be subject to U.S. federal withholding of 30%. However, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and generally must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest which generally will be treated as interest and may be subject to the rules discussed above under “—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain realized by a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) and may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest to a Non-U.S. Holder generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING

BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes of each series: $    aggregate principal amount of the 20 notes, $    aggregate principal amount of the 20 notes, and $    aggregate principal amount of the 20 notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BofA Securities, Inc.	$	$	$
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Total	$	$	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer each series of the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of  % of the principal amount of the 20 notes,  % of the principal amount of the 20 notes and  % of the principal amount of the 20 notes. After the initial offering of the notes to the public, the public offering prices, concessions or any other terms of the offering may be changed.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Airbnb
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%

The expenses of the offering, not including the underwriting discount, are estimated at $    million and are payable by us.

New Issues of Notes

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in each series of the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about    , 2026, which will be the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period commencing on the date hereof and ending at the closing time of this offering, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by us that are similar to the notes (other than the notes issued under the underwriting agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by us that are similar to the notes.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters or their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. For example, certain of the underwriters or their respective affiliates are lenders, and in some cases agents or managers for the lenders, under our revolving credit facility.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates have hedged and are likely in the future to hedge or otherwise reduce their exposure, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge or otherwise reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the

UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.

In the UK, this prospectus supplement and any other material in relation to the notes may be distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the POATRs) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and may be engaged in only with, Relevant Persons. This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes nay not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed since this solicitation constitutes a “solicitation targeting QIIs” as defined in Article 23-13, Paragraph 1 of the FIEL (the “solicitation targeting QIIs”). The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except through a solicitation constituting a solicitation targeting QIIs, which will be exempt from the registration requirements of the FIEL, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Any investor desiring to acquire the notes must be aware that the notes may not be Transferred to any other person unless such person is a QII.

In this section:

•

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

•

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

•	“Resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE NOTES

The validity of the notes offered hereby will be passed upon for us by Latham & Watkins LLP. The underwriters have been represented by Simpson Thacher & Bartlett LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.airbnb.com. The information contained in or accessible through our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 12, 2026.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025.

•

The description of our Class  A common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus supplement, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Airbnb, Inc.

888 Brannan Street

San Francisco, California 94103

(415) 728-0108

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

Airbnb, Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above, and any selling stockholders may offer and sell shares of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by any selling stockholders.

Each time we or any selling stockholders offer and sell securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. In addition, any selling stockholders may offer and sell shares of our Class A common stock from time to time. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “ABNB.” On November 13, 2023, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $119.15 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and any selling stockholders to be named in a supplement to this prospectus may, from time to time, sell shares of Class A common stock from time to time in one or more offerings. Each time that we or any selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor any selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and any selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and any selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Airbnb,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Airbnb, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

The Airbnb design logo, “Airbnb,” and our other registered or common law trademarks, service marks, or trade names appearing or incorporated by reference in this prospectus or any prospectus supplement or applicable free writing prospectus are the property of Airbnb, Inc. Solely for convenience, our trademarks, tradenames, and service marks referred to in this prospectus appear without the ®, TM, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames, and service marks. This prospectus, any applicable prospectus supplement or applicable free writing prospectus, and the documents incorporated therein by reference may contain additional trademarks, tradenames, and service marks of other companies that are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.airbnb.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 17, 2023.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2023.

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 filed with the SEC on May 9, 2023, June  30, 2023 filed with the SEC on August 3, 2023, and September  30, 2023 filed with the SEC on November 1, 2023.

•	Our Current Reports on Form 8-K filed with the SEC on April 17, 2023, June 7, 2023, September 11, 2023, and November 7, 2023.

•

The description of our Class  A common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 17, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Airbnb, Inc.

888 Brannan Street

San Francisco, California 94103

(415) 510-4027

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a community based on connection and belonging—a community that was born in 2007 when two Hosts welcomed three guests to their San Francisco home, and has grown to over 4 million Hosts who have welcomed over 1.5 billion guest arrivals to over 100,000 cities and towns in almost every country and region across the globe. Hosts on Airbnb are everyday people who share their worlds to provide guests with the feeling of connection and being at home. We have five stakeholders and are designed with all of them in mind. Along with employees and shareholders, we serve Hosts, guests, and the communities in which they live. We intend to make long-term decisions considering all of our stakeholders because their collective success is key for our business to thrive.

We operate a global marketplace, where Hosts offer guests stays and experiences on our platform. Our business model relies on the success of Hosts and guests who join our community and generate consistent bookings over time. As Hosts become more successful on our platform and as guests return over time, we benefit from the recurring activity of our community.

We were incorporated on June 27, 2008 as AirBed & Breakfast, Inc., a Delaware corporation. On November 15, 2010, we changed our name to Airbnb, Inc. Our principal executive offices are located at 888 Brannan Street, San Francisco, California 94103, and our telephone number is (415) 510-4027. Our website address is www.airbnb.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Our business, operations, and financial results are subject to various risks and uncertainties that could materially adversely affect our business, results of operations, financial condition, and the trading price of our Class A common stock. Before deciding whether to invest in our securities, you should carefully read and consider the risks and uncertainties included in and incorporated by reference to our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The risks and uncertainties described in these reports may not be the only ones we face. The factors discussed in these reports, among others, could cause our actual results to differ materially from historical results and those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors, and oral statements. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock offered by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK

We have one class of securities registered under Section 12 of the Exchange Act: our Class A common stock. The following summary describes our capital stock and the material provisions of our restated certificate of incorporation, our amended and restated bylaws, the amended and restated investors’ rights agreement, the nominating agreement to which we and certain of our stockholders are parties, the voting agreement to which our founders are parties, and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation, our amended and restated bylaws, the amended and restated investors’ rights agreement, the nominating agreement, and the voting agreement, copies of which have been publicly filed with the SEC, and the applicable provisions of the Delaware General Corporation Law.

General

The total number of shares of all classes of stock we are authorized to issue is 4,746,000,000, comprised of:

•	4,736,000,000 shares of common stock, $0.0001 par value per share, of which

○	2,000,000,000 shares are a series designated as Class A common stock;

○	710,000,000 shares are a series designated as Class B common stock;

○	2,000,000,000 shares are a series designated as Class C common stock; and

○	26,000,000 shares are a series designated as Class H common stock; and

•	10,000,000 shares of preferred stock, $0.0001 par value per share.

Our board of directors is authorized, without stockholder approval except as required by the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), to issue shares of our capital stock.

Class A, B, C, and H Common Stock

We have four series of authorized common stock: Class A, Class B, Class C, and Class H common stock. All options to purchase shares of our capital stock, restricted stock units (“RSUs”), and warrants outstanding are eligible to be exercisable for or will be settled in shares of our Class A common stock or Class B common stock, as specified in the underlying instrument.

Voting Rights

Each holder of our Class A common stock is entitled to one vote per share, each holder of our Class B common stock is entitled to 20 votes per share, each holder of our Class C common stock is entitled to no votes per share, and each holder of our Class H common stock is entitled to no votes per share, on all matters submitted to a vote of the stockholders. The holders of our voting stock, consisting of Class A and Class B common stock, generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our restated certificate of incorporation. Delaware law could require holders of our Class A common stock, Class B common stock, Class C common stock, or Class H common stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend our restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend our restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in an adverse manner, the holders of the class would be required to vote separately to approve the proposed amendment; provided that if the amendment adversely affects one or more series of the class but does not adversely affect all of the series of the class, then only the holders of the series that are adversely affected, voting together as a class, would be required to separately to approve the amendment.

The election of directors by our stockholders shall be determined by a plurality of the votes cast and our restated certificate of incorporation does not provide for cumulative voting for the election of directors. In addition, unless a different or minimum vote is required by our restated certificate of incorporation, amended and restated bylaws, the rules or regulations of Nasdaq, or applicable law or pursuant to any regulation applicable to us or our securities pursuant to which the matter is being submitted to stockholders for approval, in which case such different or minimum vote shall be the required vote on such matter, each matter presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. See the subsection titled “—Amendment of Charter Provisions” below.

Dividend Rights

The holders of our Class A, Class B, Class C, and Class H common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds.

Conversion

Class B Common Stock

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. Each share of Class B common stock will convert automatically into one share of Class A common stock upon the earlier of (a) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 80% of the outstanding shares of Class B common stock at the time of such vote or consent, voting as a separate series, and (b) December 14, 2040. In addition, each share of Class B common stock held by Brian Chesky, Joe Gebbia, or Nathan Blecharczyk, whom we refer to as our founders herein (or any of such founder’s affiliates) will automatically convert into one share of Class A common stock on the nine-month anniversary of the death or disability of such founder. Furthermore, any transfer of shares of Class B common stock, except for certain permitted transfers summarized in the next paragraph or as further described in our restated certificate of incorporation, will result in the conversion of each such share of Class B common stock into one share of Class A common stock; provided, however, that, with the prior consent of each of the three founders, any transfer by a founder (or such founder’s affiliates) to one or more of the other founders (or such founders’ affiliates) will not result in the automatic conversion of such founder’s shares of Class B common stock; provided further that following the death or disability of any founder, such founder’s consent will not be required for these purposes. Once converted into Class A common stock, the Class B common stock will not be reissued.

As noted above, shares of Class B common stock will automatically convert into shares of Class A common stock upon sale or transfer except for certain transfers to Affiliates, as defined and further described in our restated certificate of incorporation, including estate planning or charitable transfers where exclusive voting control with respect to the shares of Class B common stock are retained by the transferring holder, and certain permitted transfers by investment funds and mutual funds to their Affiliates. Certain limited transfers to non-Affiliates also will not trigger the automatic conversion into shares of Class A common stock, as further described in our restated certificate of incorporation.

Except for the issuance of shares of Class B common stock issuable in respect of any option, warrant, RSU, conversion right, or contractual right to acquire, or our obligation to issue shares outstanding immediately prior to our initial public offering, a dividend payable, or a reclassification, subdivision, or combination, we cannot issue any additional shares of Class B common stock.

Class C Common Stock

Shares of Class C common stock are not convertible into any other shares of our capital stock.

Class H Common Stock

Each outstanding share of Class H common stock will convert into a share of Class A common stock on a share-for-share basis upon the transfer, assignment, sale, or other disposition of such share of Class H common stock to any person or entity that is not our subsidiary.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our Class A, Class B, Class C, and Class H common stock will be entitled to share ratably in the net assets legally available for distribution to common stockholders after the payment of all of our debts and other liabilities, subject to the rights of any then outstanding shares of preferred stock.

Treatment in a Merger

The consideration received per share by the holders of each series of common stock in any merger, consolidation, reorganization, or other business combination will be identical; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock or other equity interests of our company or in any other corporation, partnership, limited liability company, or other entity, the powers, designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions (the “Rights and Preferences”) of shares of capital stock or other equity interests received may differ to the extent that the Rights and Preferences of our Class A, Class B, Class C, and Class H common stock differ as provided in our restated certificate of incorporation. In addition, if the holders of any series of common stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing will be satisfied if holders of the other series of common stock are granted corresponding election rights.

Rights and Preferences

Holders of our Class A, Class B, Class C, and Class H common stock have no preemptive, conversion (except as noted above), or subscription rights, and there are no redemption or sinking fund provisions applicable to our Class A, Class B, Class C, or Class H common stock, except that we may at any time or from time to time redeem any outstanding shares of Class H common stock at a redemption price equal to the par value of the share of Class H common stock being redeemed.

Fully Paid and Non-Assessable

All of the outstanding shares of our Class A, Class B, and Class H common stock are fully paid and non-assessable.

Class C Common Stock

Our authorized but unissued shares of Class C common stock are available for issuance with the approval of our board of directors without stockholder approval, except as may be required by the listing rules of Nasdaq. We may issue shares of Class C common stock for a variety of corporate purposes, including financings, acquisitions, investments, and equity incentives to our employees, consultants, and directors, and the Class C common stock provides us with the flexibility to do so without diluting the existing voting power of our outstanding Class A and Class B common stock. Because the Class C common stock carries no voting rights (except as otherwise required by law), is not convertible into any other capital stock, and is not listed for trading on an exchange or registered for sale with the SEC, shares of Class C common stock may be less liquid and less attractive to any future recipients of these shares than shares of Class A common stock, although we may seek to list the Class C common stock for trading and register shares of Class C common stock for sale in the future. In addition, because our Class C common stock carries no voting rights (except as otherwise required by law), if we issue shares of Class C common stock, the holders of our Class B common stock, including our founders who are parties to a nominating agreement and a voting agreement, may be able to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders for a longer period of time than would be the case if we issued Class A common stock rather than Class C common stock in such transactions. For more information about the nominating agreement and the voting agreement, see the subsections titled “—Nominating Agreement” and “—Founder Voting Agreement” below. The concentration of our stock ownership limits the ability of holders of our Class A common stock to influence corporate matters. This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, takeover, or other business combination involving us, and could allow us to take actions that some of our stockholders do not view as beneficial. In addition, if we issue shares of Class C common stock in the future, such issuances would have a dilutive effect on the economic interests of our Class A and Class B common stock.

Four Series of Common Stock

As discussed above, our Class B common stock has 20 votes per share, while our Class A common stock has one vote per share, and our Class C and Class H common stock have no votes per share (except as otherwise required by law). Because of the 20-to-one voting ratio between our Class B and Class A common stock, the holders of our Class B common stock collectively control a significant percentage of the combined voting power of our common stock and therefore are able to control all matters submitted to our stockholders for approval until all such outstanding shares of Class B common stock have converted into shares of our Class A common stock. Furthermore, our founders, who collectively hold a significant percentage of the voting power of our outstanding capital stock, are party to a Voting Agreement under which each founder and his affiliated and certain other entities agree to vote their shares for the election of each individual founder to our board of directors. We and each of our founders are also party to a Nominating Agreement under which we and the founders are required to take certain actions to include the founders in the slate of nominees nominated by our board of directors for the applicable class of directors, include them in our proxy statement, and solicit proxies or consents in favor of electing each founder to our board of directors. For more information about the Voting Agreement and the Nominating Agreement, see the subsections titled “—Nominating Agreement” and “—Founder Voting Agreement” below. This concentrated control will limit or preclude the ability of holders of our Class A common stock to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring stockholder approval.

In addition, because, subject to limited exceptions, future transfers by holders of Class B common stock will generally result in those shares converting to Class A common stock, and each share of our Class B common stock is convertible at any time at the option of the Class B holder into one share of Class A common stock, the conversion of Class B common stock to Class A common stock in the future will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B common stock, including our founders, could gain significant voting control as other holders of Class B common stock sell or otherwise convert their shares into Class A common stock.

Moreover, any future issuances of common stock would be dilutive to holders of Class A common stock. For example, because our Class C common stock carries no voting rights (except as otherwise required by law), if we issue Class C common stock in the future, the holders of Class B common stock, including our founders, may be able to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders for a longer period of time than would be the case if we issued Class A common stock rather than Class C common stock in such transactions.

So long as holders of our Class B common stock, including our founders, have the ability to determine the outcome of most matters submitted to a vote of our stockholders, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, our four series of common stock may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace our directors and management.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control of our company or other corporate action.

Nominating Agreement

We and our founders have entered into a nominating agreement (“Nominating Agreement”), under which we and the founders are required, upon the terms set forth in the Nominating Agreement, to (i) include our founders in the slate of nominees nominated by our board of directors for the applicable class of directors for election by our stockholders, and (ii) include such nomination of our founders in our proxy statement. In addition, we must use reasonable efforts to, and the founders must take all necessary action to, recommend in favor of each founder’s election as a director, and to solicit proxies or consents in favor of their election. The obligations with respect to each founder will terminate upon the earliest to occur of (1) such founder’s resignation from our board of directors, (2) such founder’s death or disability, (3) such founder’s removal from our board of directors for cause, (4) the expiration of such founder’s term if such founder has given notice of his intention not to stand for re-election, and (5) the date upon which the number of shares of our common stock beneficially owned by such founder falls below ten percent of the number of shares of common stock beneficially owned by such founder as of September 30, 2020. The Nominating Agreement will remain in effect until the earliest of (a) the date on which our and the founders’ obligations have terminated with respect to all of the founders, (b) the time at which all outstanding shares of Class B common stock automatically convert to Class A common stock, and (c) immediately prior to a change of control. The conversion of our Class B common stock to Class A common stock is provided for in our restated certificate of incorporation. See the subsection titled “—Class A, B, C, and H Common Stock—Conversion” above.

Founder Voting Agreement

Our founders have entered into a voting agreement (“Founder Voting Agreement”), under which each founder and his affiliated and certain other entities have agreed, upon the terms set forth in the Founder Voting Agreement, to vote their shares for the election of each founder to our board of directors, and to vote against their removal. Pursuant to the Founder Voting Agreement, each founder granted a voting proxy to the other founders to vote such shares in the manner described in the preceding sentence to be effective upon such founder’s death or disability, and if there are two remaining founders who are not disabled, such voting proxy will be apportioned between such founders based on their relative voting power. The Founder Voting Agreement will be in effect until: (i) with respect to each founder, upon the conversion of such founder’s shares to Class A common stock in connection with his death or disability (which will occur automatically upon the nine-month anniversary of any such death or disability), and (ii) with respect to all founders, the time at which all outstanding shares of Class B common stock automatically convert to Class A common stock. The conversion of our Class B common stock to Class A common stock is provided for in our restated certificate of incorporation. See the subsection titled “—Class A, B, C, and H Common Stock—Conversion” above.

Equity Award Amendment

Equity awards granted under our 2008 Equity Incentive Plan (“2008 Plan”) and 2018 Equity Incentive Plan (“2018 Plan”) generally settled in shares of Class B common stock. Class B common stock automatically converts to Class A common stock upon transfer unless transferred to a permitted transferee. In connection with our initial public offering, our board of directors amended all awards outstanding under our 2008 Plan and 2018 Plan to settle into Class A common stock, excluding the stock options held by individuals holding at least 1% of our outstanding capital stock (the “Equity Award Amendment”). Holders of Class A common stock received as a result of the Equity Award Amendment have the right to exchange on one occasion such shares of Class A common stock for an equal number of shares of Class B common stock until such time as the Class A common stock is transferred.

Consideration of Other Constituencies

In acknowledgment of our goal of serving all stakeholders over the long-term, our restated certificate of incorporation provides that our company will be managed with the goal of considering the interests of our stakeholders for the long-term benefit of our company. It also provides that, in addition to any other considerations which our board of directors, any committee thereof, or any individual director lawfully may take into account in determining whether to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to our stockholders, our board of directors, any committee thereof, or any individual director may, in his, her, or its discretion, consider the long-term as well as the short-term interests of our company, taking into account and considering, as deemed appropriate, the effects of such action on our (i) stockholders and (ii) other stakeholders, including hosts, guests, communities, and employees, and in the case of (ii), as may be identified or revised by our board of directors from time to time. The restated certification of incorporation also provides that nothing in our restated certificate of incorporation or any other governing document, policy, or guideline adopted by us will (i) create any duty owed by any director to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration thereof or (ii) other than as vested in our stockholders to the extent provided under applicable law, be construed as creating any rights against any director or us. These constituency provisions grant discretionary authority only to the extent consistent with and permitted by law, and do not confer third-party beneficiary status on any person or entity.

Registration Rights

Certain holders of our common stock and warrants to purchase shares of our Class A common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”). We, along with our founders and certain holders of our Class B common stock and warrants are parties to the Investors’ Rights Agreement. The registration rights set forth in the Investors’ Rights Agreement terminate upon the earlier to occur of (i) December 14, 2025, and (ii) with respect to any particular stockholder, on December 14, 2021 so long as such stockholder is able to sell all of its Registrable Securities, as defined in the Investors’ Rights Agreement, without restriction pursuant to Rule 144 during any three-month period. We will pay the registration expenses (other than any underwriting discounts and selling commissions) of the holders of the shares registered for sale pursuant to the registrations described below, including the reasonable fees of one counsel for the selling holders not to exceed $50,000. However, we will not be required to bear the expenses in connection with the exercise of the demand registration rights of a registration if the request is subsequently withdrawn at the request of the selling stockholders holding a majority of securities to be registered. In an underwritten public offering, the underwriters have the right, subject to specified conditions, to limit the number of shares such holders may include.

Demand Registration Rights

Certain holders of our common stock and warrants to purchase shares of our Class A common stock are entitled to certain demand registration rights. At any time beginning on June 12, 2021, the holders of at least 30% of these shares then outstanding can request that we register the offer and sale of their shares on a registration statement on Form S-1 if we are eligible to file a registration statement on Form S-1 so long as the request covers at least that number of shares with an anticipated offering price, net of underwriting discounts and commissions, of at least $100.0 million. We are obligated to effect only two such registrations. If we determine that it would be materially detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days. In addition, we will not be required to effect a demand registration during the period beginning 60 days prior to our good faith estimate of the date of the filing of and ending on a date 180 days following the effectiveness of a registration statement initiated by us.

S-3 Registration Rights

Certain holders of our common stock and warrants to purchase shares of our Class A common stock are entitled to certain Form S-3 registration rights. The holders of at least 30% of these shares then outstanding may make a written request that we register the offer and sale of their shares on a registration statement on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the request covers at least that number of shares with an anticipated offering price of at least $50 million. These stockholders may make an unlimited number of requests for registration on Form S-3; however, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the 12-month period preceding the date of the request. In addition, if we determine that it would be materially detrimental to us and our stockholders to effect such a registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days. Lastly, we will not be required to effect a demand registration during the period beginning 30 days prior to our good faith estimate of the date of the filing of and ending on a date 90 days following the effectiveness of a registration statement initiated by us.

Piggyback Registration Rights

If we propose to register the offer and sale of our common stock under the Securities Act, in connection with the public offering of such common stock, certain holders of our common stock, options to purchase shares of common stock, and warrants to purchase shares of our Class A common stock are entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations, which, in the case of an underwritten offering, will be in the sole discretion of the underwriters. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (i) a registration related solely to a company stock plan, (ii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the public offering of our common stock, or (iv) a registration in which the only common stock being registered is common stock issuable upon the conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

Private Placement Registration Rights

Pursuant to an agreement and plan of merger, dated as of November 14, 2023, related to our acquisition of a corporation (the “Merger Agreement”), we have agreed to register the offer and sale of up to an aggregate of 877,062 shares of Class A common stock that we issued to certain stockholders of such corporation as partial consideration for such acquisition. We plan to file a prospectus supplement to this prospectus with the SEC to register the resale of such shares in accordance with the Merger Agreement.

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law, our restated certificate of incorporation, and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.

Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following actions and transactions, among others, more difficult: acquisition of us by means of a tender offer, acquisition of us by means of a proxy contest or otherwise, or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Multi-Series Stock

As described above in the subsection titled “—Class A, B, C, and H Common Stock—Voting Rights,” our restated certificate of incorporation provides for a multi-series common stock structure, which provides our founders, current investors, executives, and employees with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our restated certificate of incorporation provides that a special meeting of stockholders may only be called by an officer of our company pursuant to a resolution adopted by a majority of our board of directors then in office or the chairperson of our board of directors.

Stockholder Action by Written Consent

Our restated certificate of incorporation provides that from and after the date holders of our Class B common stock hold less than 50% of the voting power of our capital stock, no action may be taken by our stockholders by written consent.

Requirements for Advance Notification of Stockholder Proposals and Nominations

Our amended and restated bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Classified Board; Election and Removal of Directors; Filling Vacancies

Our board of directors is divided into three classes, divided as nearly as equal in number as possible. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of a majority of the voting power of the then outstanding capital stock. Furthermore, our board of directors has the exclusive right to set the size of the board of directors, and any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies will be filled by the stockholders. This system of electing and removing directors and filling vacancies may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Forum Selection

Our restated certificate of incorporation and amended and restated bylaws provide that: (i) unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of the company, (B) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our current or former director, officer, other employee, agent or stockholder to the company or our stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (C) any action asserting a claim against the company or any of our current or former director, officer, employee, agent or stockholder arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (D) any action asserting a claim related to or involving the company that is governed by the internal affairs doctrine; (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder; (iii) any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the company will be deemed to have notice of and consented to these provisions; and (iv) failure to enforce the foregoing provisions would cause us irreparable harm, and we will be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Nothing in our restated certificate of incorporation or amended and restated bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

Although our restated certificate of incorporation and amended and restated bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Amendment of Charter Provisions

Any amendment of the above provisions in our restated certificate of incorporation would require approval by holders of a majority of the voting power of the then outstanding capital stock, except the following: (i) at least 66-2/3% of the voting power of the outstanding shares of capital stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with: (A) the provisions governing the size of our board of directors, the classified board of directors, the election and the removal of directors, the filling of vacancies on our board of directors, the authority of our board of directors to adopt, repeal, alter, amend, or rescind our bylaws, and the voting threshold required for stockholders to adopt, repeal, alter, amend, or rescind our bylaws, (B) the provision specifying that only an officer of our company pursuant to a resolution adopted by a majority of our board of directors or the chairperson of our board of directors may call special stockholder meeting, (C) the provisioning specifying that stockholders will have the ability to act by written consent only as long as holders of our Class B common stock hold at least 50% of the voting power of our capital stock, and (D) this amendment threshold requirement; and (ii) at least 80% of the shares of Class B common stock outstanding at the time of such vote, voting as a separate series, is required to amend or repeal, or adopt any provision inconsistent with: (A) the provision governing the right of each share of Class B common stock being entitled to 20 votes, (B) the provisions governing the conversion of the Class B common stock, including the requirement that the vote or written consent of the holders of at least 80% of the outstanding shares of Class B common stock is required to effect an automatic conversion of all Class B common stock to Class A Common stock; and (C) this amendment threshold requirement.

Amendment of Bylaws

Our board of directors is expressly authorized to adopt, amend, or repeal our amended and restated bylaws. In addition, our amended and restated bylaws can be adopted, amended, or repealed with the approval of the affirmative vote of the holders of at least 66-2/3% of the voting power of all our then-outstanding shares of capital stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A and Class B common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royal Street, Canton, Massachusetts 02021.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “ABNB.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated, or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Airbnb,” “we,” “our” or “us” refer to Airbnb, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount, and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies, or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

•

if payments of principal of, premium, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index, or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of, or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of, or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify, or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger, and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Airbnb) is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Airbnb and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency, or reorganization of Airbnb;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability, or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend, or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect, or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger, and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger, and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present, or future directors, officers, employees, or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee, and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice, or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action, or other proceeding brought in any such court. The indenture will further provide that we, the trustee, and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action, or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery, and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”) and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer, or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling stockholders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Airbnb, Inc. Additional legal matters may be passed upon for us, any selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

$   % Senior Notes due 20

$   % Senior Notes due 20

$   % Senior Notes due 20

Preliminary Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	Morgan Stanley

   , 2026